Index of Exhibits

Exhibit A:  Financial  Data  Schedules
Exhibit B:  Report of  Independent Certified  Public   Accountants  on
            Internal  Control   Structure
Exhibit C:  Reorganization  Document Vontobel International Bond Fund
            and Vontobel Eastern European Debt Fund
Exhibit D:  Name Change Document Vontobel  Emerging  Markets Equity Fund